Exhibit 3.2

JR RESOURCES CORP.

BYLAWS

AMENDED AND RESTATED

SEPTEMBER 28, 2021

Table of Contents

Page

Preamble	1

Article 1. Stockholders’ Meetings	1
1.1	Place of Meetings	1
1.2	Annual Meeting	1
1.3	Special Meetings	2
1.4	Remote Communications	2
1.5	Notice of Meetings	2
1.6	Quorum	2
1.7	Adjournment of Meetings	3
1.8	Voting List	3
1.9	Vote Required	3
1.10	Chairperson; Secretary	3
1.11	Rules of Conduct	4
1.12	Inspectors of Elections	4
1.13	Record Date	4
1.14	Written Consent	4
1.15	Representative of a Stockholder	4
1.16	Appointment of proxy holders	5
1.17	Alternate proxy holders	5
1.18	When Proxy Holder Need Not Be A Stockholder	5
1.19	Form of proxy	5
1.20	Provision of proxies	5
1.21	Revocation of proxies	6
1.22	Revocation of proxies must be signed	6
1.23	Validity of proxy votes	6

Article 2. Directors	6
2.1	Number and Qualifications	6
2.2	Term of Office	6
2.3	Resignation	6
2.4	Vacancies	7
2.5	Regular Meetings	7
2.6	Special Meetings	7
2.7	Notice	7
2.8	Quorum	8
2.9	Vote Required	8
2.10	Chairperson; Secretary	8
2.11	Use of Communications Equipment	8
2.12	Action Without a Meeting	8
2.13	Compensation of Directors	8
2.14	Committees	9
2.15	Chairperson of the Board	9

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Article 3. Officers	9
3.1	Offices Created; Qualifications; Election	9
3.2	Term of Office	9
3.3	Removal of Officers	9
3.4	Resignation	9
3.5	Vacancies	9
3.6	Compensation	9
3.7	Powers	10
3.8	Chief Executive Officer	10
3.9	President	10
3.10	Vice Presidents	10
3.11	Chief Financial Officer	10
3.12	Chief Operating Officer	10
3.13	Treasurer	10
3.14	Assistant Treasurers	11
3.15	Controller	11
3.16	Secretary	11
3.17	Assistant Secretaries	11

Article 4. Capital Stock	11
4.1	Stock Certificates	11
4.2	Registration; Registered Owners	12
4.3	Stockholder Addresses	12
4.4	Transfer of Shares	12
4.5	Lost, Stolen, Destroyed or Mutilated Certificates	12
4.6	Personal Representative Recognized on Death	13
4.7	Death or Bankruptcy	13
4.8	Persons in Representative Capacity	13

Article 5. General Provisions	13
5.1	Waiver of Notice	13
5.2	Electronic Transmissions	13
5.3	Fiscal Year	13
5.4	Voting Stock of Other Organizations	13
5.5	Corporate Seal	14
5.6	Amendment of Bylaws	14

Article 6. Indemnification	14
6.1	Indemnification	14
6.2	Advancement of Expenses	14
6.3	Non-Exclusivity	14
6.4	Heirs and Beneficiaries	14
6.5	Effect of Amendment	14

iii

AMENDED AND RESTATED

BYLAWS

OF

JR RESOURCES CORP.

Adopted by the Board of Directors on September 28, 2021

Article 1. Stockholders’ Meetings

1.1               Place of Meetings. Meetings of the stockholders shall be held at such place, either within or without the State of Nevada, as the board of directors shall determine. Rather than holding a meeting at any designated place, the board of directors may determine that a meeting shall be held solely by means of remote communications, which means shall meet the requirements of the Nevada Revised Statutes (“NRS”). The board of directors may determine when exigent circumstances exist, which shall include, without limitation, during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, including, but not limited to, an epidemic or pandemic, and a declaration of a national emergency by the United States government.

1.2               Annual Meeting. The stockholders must hold an annual meeting of the stockholders for the election of the directors and the transaction of such other business as may be properly brought before the meeting, at least once in each calendar year and not more than 13 months after the last annual reference date at such time and place as may be determined by the board of directors. Business to be brought before an annual meeting of the stockholders may include, without limitation:

(a)	Business relating to the conduct of or voting at the meeting;

(b)	Consideration of any financial statements of the corporation presented to the meeting;

(c)	Consideration of any reports of the directors or auditor;

(d)	The setting or changing of the number of directors;

(e)	The election or appointment of directors;

(f)	The appointment of an auditor;

(g)	The setting of the remuneration of an auditor;

(h)  Business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(i)  Any other business which, under these bylaws or the NRS, may be transacted at a meeting of stockholders without prior notice of the business being given to the stockholders.

1.3               Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the board of directors. No other person or persons may call a special meeting. The business to be transacted at any special meeting shall be limited to the purposes stated in the notice.

1.4               Remote Communications. The board of directors may permit the stockholders and their proxy holders to participate in meetings of the stockholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the NRS. The board of directors may adopt such guidelines and procedures applicable to participation in stockholders’ meetings by means of remote communication as it deems appropriate. Participation in a stockholders’ meeting by means of a method of remote communication permitted by the board of directors shall constitute presence in person at the meeting. Nothing in this Section 1.4 shall obligate the corporation to make any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of stockholders.

1.5               Notice of Meetings. Notice of the place, if any, date and hour of any stockholders’ meeting shall be given to each stockholder entitled to vote. The notice shall state the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting. If the voting list for the meeting is to be made available by means of an electronic network or if the meeting is to be held solely by remote communication, the notice shall include the information required to access the reasonably accessible electronic network on which the corporation will make its voting list available either prior to the meeting or, in the case of a meeting held solely by remote communication, during the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called. Unless otherwise provided in the NRS, for so long as the corporation is a public company, notice shall be given at least 21 days (or 10 days to the extent the corporation is not a public company) but not more than 60 days before the date of the meeting. Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the NRS and has been consented to by the stockholder to whom notice is given. If mailed, notice shall be deemed given when deposited in the U.S. mail, postage prepaid, directed to the stockholder’s address as it appears in the corporation’s records. If given by a form of electronic transmission consented to by the stockholder to whom notice is given, notice shall be deemed given at the times specified with respect to the giving of notice by electronic transmission in the NRS. An affidavit of the corporation’s secretary, an assistant secretary or an agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit.

1.6               Quorum. The presence, in person or by proxy, of the holders of 33 1/3 percent of the voting power of the stock entitled to vote at a meeting shall constitute a quorum. Where a separate vote by a class or series or classes or series of stock is required at a meeting, the presence, in person or by proxy, of the holders of 33 1/3 percent of the voting power of each such class or series shall also be required to constitute a quorum. In the absence of a quorum, either the chairperson of the meeting or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn the meeting in the manner provided in Section 1.7 until a quorum shall be present. A quorum, once established at a meeting, shall not be broken by the withdrawal of the holders of enough voting power to leave less than a quorum. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

1.7               Adjournment of Meetings. Either the chairperson of the meeting or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn any meeting of stockholders from time to time. At any adjourned meeting the stockholders may transact any business that they might have transacted at the original meeting. Notice of an adjourned meeting need not be given if the time and place, if any, or the means of remote communications to be used rather than holding the meeting at any place are announced at the meeting so adjourned, except that notice of the adjourned meeting shall be required if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting.

1.8               Voting List. At least 10 days before every meeting of the stockholders, the secretary of the corporation shall prepare a complete alphabetical list of the stockholders entitled to vote at the meeting showing each stockholder’s address and number of shares. This voting list need not include electronic mail addresses or other electronic contact information for any stockholder nor need it contain any information with respect to beneficial owners of the shares of stock owned although it may do so. For a period of at least 10 days before the meeting, the voting list shall be open to the examination of any stockholder for any purpose germane to the meeting either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the corporation’s principal place of business. If the list is made available on an electronic network, the corporation may take reasonable steps to ensure that it is available only to stockholders. If the stockholders’ meeting is held at a place, the voting list shall be produced and kept at that place for the entire duration of the meeting. If the stockholders’ meeting is held solely by means of remote communications, the voting list shall be made available for inspection on a reasonably accessible electronic network for the entire duration of the meeting. In either case, any stockholder may inspect the voting list at any time during the meeting.

1.9               Vote Required. Subject to the provisions of NRS requiring a higher level of votes to take certain specified actions and to the terms of the corporation’s certificate of incorporation that set special voting requirements, the stockholders shall take action on all matters other than the election of directors by a majority of the voting power of the stock present, in person or by proxy, at the meeting and entitled to vote on the matter. The stockholders shall elect directors by a plurality of the voting power of the stock present, in person or by proxy, at the meeting and entitled to vote on the matter.

1.10           Chairperson; Secretary. The following people shall preside over any meeting of the stockholders: the chairperson of the board of directors, if any, or, in the chairperson’s absence, the president, or, in the absence of all of the foregoing persons, a chairperson designated by the board of directors, or, in the absence of a chairperson designated by the board of directors, a chairperson chosen by the stockholders at the meeting. In the absence of the secretary and any assistant secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

1.11           Rules of Conduct. The board of directors or the chairperson may adopt such rules, regulations and procedures for the conduct of any meeting of the stockholders as it deems appropriate including, without limitation, rules, regulations and procedures regarding participation in the meeting by means of remote communication. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the board of directors, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, rules that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) restrict entry to the meeting after the time fixed for its commencement, and (iv) limit the time allotted to stockholder questions or comments. Unless otherwise determined by the board of directors or the chairperson of the meeting, meetings of the stockholders need not be held in accordance with the rules of parliamentary procedure.

1.12           Inspectors of Elections. The board of directors or the chairperson of a stockholders’ meeting may appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Inspectors may be officers, employees or agents of the corporation. Each inspector, before entering on the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. Inspectors shall have the duties prescribed by the Nevada Revised Statutes. At the request of the chairperson of the meeting, the inspector or inspectors shall prepare a written report of the results of the votes taken and of any other question or matter determined by the inspector or inspectors.

1.13           Record Date. If the corporation proposes to take any action for which the NRS would permit it to set a record date, the board of directors may set such a record date as provided under the NRS.

1.14           Written Consent. Any action required or allowed to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, provided that a consent in writing which describes the action so taken shall be signed by a majority of the stockholders entitled to vote with respect to the subject matter of the consent, except that: (a) if any greater proportion of voting power is required for such action at a meeting, then the greater proportion of written consents is required; and (b) this provision for action by written consent does not supersede any specific provision for action by written consent contained in the Nevada statutes.

1.15           Representative of a Stockholder. If a corporation that is not a subsidiary of the corporation is a stockholder, that corporation may appoint a person to act as its representative at any meeting of stockholders of the corporation, and:

(a)	for that purpose, the instrument appointing a representative must:

(1)                be received at the principal office of the corporation or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 2 business days before the day set for the holding of the meeting, or

(2)	be provided, at the meeting, to the chair of the meeting, and

(b)	if a representative is appointed under this Section:

(1)                the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a stockholder who is an individual, including, without limitation, the right to appoint a proxy holder, and

(2)                the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a stockholder present in person at the meeting.

1.16           Appointment of proxy holders. Every stockholder of the corporation, including a corporation that is a stockholder but not a subsidiary of the corporation, entitled to vote at a meeting of stockholders of the corporation may, by proxy, appoint one or more (but not more than three) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

1.17           Alternate proxy holders. A stockholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

1.18           When Proxy Holder Need Not Be A Stockholder. A person who is appointed as a proxy holder need not be a stockholder of the corporation.

1.19           Form of proxy. A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(Name of Company)

The undersigned, being a stockholder of the above-named corporation, hereby appoints                    or, failing that person,                                  , as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of stockholders to be held on the day of and at any adjournment of that meeting.

Signed this                                 day of                         ,

Signature of stockholder

1.20	Provision of proxies. A proxy for a meeting of stockholders must:

(a)  be received at the registered office of the corporation or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, 2 business days, before the day set for the holding of the meeting, or;

(b)  unless the notice provides otherwise, be provided at the meeting to the chair of the meeting.

1.21           Revocation of proxies. Subject to Section 1.22, every proxy may be revoked by an instrument, in writing, that is:

(a)  received at the registered office of the corporation at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)	provided at the meeting to the chair of the meeting.

1.22           Revocation of proxies must be signed. An instrument referred to in Section 1.21 must be signed as follows:

(a)  if the stockholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the stockholder or his or her trustee;

(b)  if the stockholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Section 1.15.

1.23           Validity of proxy votes. A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the stockholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)  at the principal office of the corporation, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)  by the chair of the meeting, before the vote is taken.

Article 2. Directors

2.1               Number and Qualifications. The board of directors shall consist of such number as may be fixed from time to time by resolution of the board of directors. Notwithstanding the foregoing, (a) if the corporation is a public company, the number of directors shall be the greater of three and the most recently set of (i) the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given) and (ii) such number of directors that is elected annually or continued in office in the case of a retiring director, and (b) if the corporation is not a public company, the number of directors shall be the most recently set of (i) the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given), and (ii) such number of directors that is elected annually or continued in office in the case of a retiring director. Directors need not be stockholders.

2.2               Term of Office. Each director shall hold office until his or her successor is elected or until his or her earlier death, resignation or removal.

2.3               Resignation. A director may resign, as a director or as a committee member or both, at any time by giving notice in writing or by electronic transmission to the corporation addressed to the board of directors, the chairperson of the board of directors, the president or the secretary. A resignation will be effective upon its receipt by the corporation unless the resignation specifies, and the remaining directors agree, that it is to be effective at some later time or upon the occurrence of some specified later event.

2.4               Vacancies. Any vacancy in the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled by a vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. If the corporation at the time has outstanding any classes or series or class or series of stock that have or has the right, alone or with one or more other classes or series or class or series, to elect one or more directors, then any vacancy in the board of directors caused by the death, resignation or removal of a director so elected shall be filled only by a vote of the majority of the remaining directors so elected, by a sole remaining director so elected or, if no director so elected remains, by the holders of those classes or series or that class or series. A director appointed by the board of directors shall hold office for the remainder of the term of the director he or she is replacing. Any act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these bylaws is in office. The board of directors may act notwithstanding any vacancy in the board of directors, but if the corporation has fewer directors in office than the number set pursuant to these bylaws as the quorum of directors, the board of directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of stockholders for the purpose of filling any vacancies on the board of directors or, subject to the NRS, for any other purpose.

2.5               Regular Meetings. The board of directors may hold regular meetings without notice at such times and places as it may from time to time determine, provided that notice of any such determination shall be given to any director who is absent when such a determination is made and provided that subject to exigent circumstances, all meetings shall be held within the United States of America. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of the stockholders.

2.6               Special Meetings. Special meetings of the board of directors may be called by the chairperson of the board of directors, the president or by any director. Notice of any special meeting shall be given to each director and shall state the time and place for the special meeting, provided that subject to exigent circumstances, all meetings shall be held within the United States of America.

2.7               Notice. Any time it is necessary to give notice of a board of directors’ meeting, notice shall be given (i) in person or by telephone to the director at least 24 hours in advance of the meeting, (ii) by personally delivering written notice to the director’s last known business or home address at least 48 hours in advance of the meeting, (iii) by delivering an electronic transmission (including, without limitation, via telefacsimile or electronic mail) to the director’s last known number or address for receiving electronic transmissions of that type at least 48 hours in advance of the meeting, (iv) by depositing written notice with a reputable delivery service or overnight carrier addressed to the director’s last known business or home address for delivery to that address no later than the business day preceding the date of the meeting, or (v) by depositing written notice in the U.S. mail, postage prepaid, addressed to the director’s last known business or home address no later than the third business day preceding the date of the meeting. Notice of a meeting need not be given to any director who attends a meeting without objecting prior to the meeting or at its commencement to the lack of notice to that director. A notice of meeting need not specify the purposes of the meeting.

2.8               Quorum. A majority of the directors in office at the time shall constitute a quorum. Thereafter, a quorum shall be deemed present for purposes of conducting business and determining the vote required to take action for so long as at least a third of the total number of directors is present. In the absence of a quorum, the directors present may adjourn the meeting without notice until a quorum shall be present, at which point the meeting may be held.

2.9               Vote Required. The board of directors shall act by the vote of a majority of the directors present at a meeting at which a quorum is present.

2.10           Chairperson; Secretary. If the chairperson and the president are not present at any meeting of the board of directors, or if no such officers have been elected, then the board of directors shall choose a director who is present at the meeting to preside over it. In the absence of the secretary and any assistant secretary, the chairperson may appoint any person to act as secretary of the meeting.

2.11           Use of Communications Equipment. Directors may participate in meetings of the board of directors or any committee of the board of directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting.

2.12           Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing or by electronic transmission. The writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the board of directors or of the relevant committee.

2.13           Compensation of Directors. The board of directors shall from time to time determine the amount and type of compensation to be paid to directors for their service on the board of directors and its committees, or if the directors shall decide, such compensation shall be determined by the stockholders. Such compensation may be in addition to any salary or other compensation paid to any officer or employee of the corporation as such who is also a director. The directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the corporation and if any director shall perform any professional or other service for the corporation that in the opinion of the directors is outside the ordinary duties of a director or shall otherwise be specially occupied in or about the corporation’s business, he may be paid a compensation to be fixed by the board of directors, or, at the option of such director, by the stockholders, and such compensation may be either in addition to, or in substitution for any other compensation that he may be entitled to receive. The directors on behalf of the corporation, unless otherwise determined by the board of directors, may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the corporation or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

2.14           Committees. The board of directors may designate one or more committees, including without limitation, an executive committee, each of which shall consist of one or more directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any committee shall, to the extent provided in a resolution of the board of directors and subject to the limitations contained in the NRS, have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation. Each committee shall keep such records and report to the board of directors in such manner as the board of directors may from time to time determine. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business. Unless otherwise provided in a resolution of the board of directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these bylaws for the board of directors.

2.15           Chairperson of the Board. The board of directors may elect from its members a chairperson of the board. If a chairperson has been elected and is present, the chairperson shall preside at all meetings of the board of directors and the stockholders. The chairperson shall have such other powers and perform such other duties as the board of directors may designate.

Article 3. Officers

3.1               Offices Created; Qualifications; Election. The corporation shall have a president and secretary and such other officers, if any, as the board of directors from time to time may appoint. Any officer may be, but need not be, a director or stockholder. The same person may hold any two or more offices. The board of directors may elect officers at any time.

3.2               Term of Office. Each officer shall hold office until his or her successor has been elected, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.

3.3               Removal of Officers. Any officer may be removed from office at any time, with or without cause, by the board of directors.

3.4               Resignation. An officer may resign at any time by giving notice in writing or by electronic transmission to the corporation addressed to the board of directors, the chairperson of the board of directors, the president or the secretary. A resignation will be effective upon its receipt by the corporation unless the resignation specifies, and the board agrees, that it is to be effective at some later time or upon the occurrence of some specified later event.

3.5	Vacancies. A vacancy in any office may be filled by the board of directors.

3.6               Compensation. Officers shall receive such amounts and types of compensation for their services as shall be fixed by the board of directors.

3.7               Powers. Unless otherwise specified by the board of directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these bylaws (if any are so set forth), (ii) set forth in the resolution of the board of directors electing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties, or

(iii) commonly incident to the office held.

3.8               Chief Executive Officer. The chief executive officer shall, subject to the direction and control of the board of directors, have general control and management of the business, affairs and policies of the corporation and over its officers and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation.

3.9               President. The president shall be subject to the direction and control of the chief executive officer and the board of directors and shall have general active management of the business, affairs and policies of the corporation. The president shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation. If the board of directors has not elected a chief executive officer, the president shall be the chief executive officer. If the board of directors has elected a chief executive officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the president shall have the powers of, and shall perform the duties of, the chief executive officer.

3.10           Vice Presidents. The vice presidents, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the president and shall have such powers and duties as the board of directors, the chief executive officer or the president may assign to them. If the board of directors elects more than one vice president, then it shall determine their respective titles, seniority and duties. If the president is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the vice presidents (as determined by the board of directors), shall have the powers of, and shall perform the duties of, the president.

3.11           Chief Financial Officer. The chief financial officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the financial affairs of the corporation and shall perform such other duties as the chief executive officer may assign.

3.12           Chief Operating Officer. The chief operating officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the management and supervision of the day-to-day operations of the corporation and shall perform such other duties as the chief executive officer may assign.

3.13           Treasurer. The treasurer shall have charge and custody of and be responsible for all funds, securities and valuable papers of the corporation. The treasurer shall deposit all funds in the depositories or invest them in the investments designated or approved by the board of directors or any officer or officers authorized by board of directors to make such determinations. The treasurer shall disburse funds under the direction of the board of directors or any officer or officers authorized by the board of directors to make such determinations. The treasurer shall keep full and accurate accounts of all funds received and paid on account of the corporation and shall render a statement of these accounts whenever the board of directors or the chief executive officer shall so request. If the board of directors has not elected a chief financial officer, the treasurer shall be the chief financial officer. If the board of directors has not elected a controller, the treasurer shall be the controller.

3.14           Assistant Treasurers. The assistant treasurers, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the treasurer may assign to them. If the board of directors elects more than one assistant treasurers, then it shall determine their respective titles, seniority and duties. If the treasurer is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant treasurers (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the treasurer.

3.15           Controller. The controller, if any, shall be the chief accounting officer of the corporation and shall be in charge of its books of account, accounting records and accounting procedures.

3.16           Secretary. The secretary shall, to the extent practicable, attend all meetings of the stockholders and the board of directors. The secretary shall record the proceedings of the stockholders and the board of directors, including all actions by written consent, in a book or series of books to be kept for that purpose. The secretary shall perform like duties for any committee of the board of directors if the committee so requests. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors. Unless the corporation has appointed a transfer agent, the secretary shall keep or cause to be kept the stock and transfer records of the corporation. The secretary shall have such other powers and duties as the board of directors, the chief executive officer or the president may determine.

3.17           Assistant Secretaries. The assistant secretaries, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the secretary may assign to them. If the board of directors elects more than one assistant secretary, then it shall determine their respective titles, seniority and duties. If the secretary is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant secretaries (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the secretary.

Article 4. Capital Stock

4.1               Stock Certificates. The corporation’s shares of stock shall be represented by certificates, provided that the board of directors may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be uncertificated shares. Shares of stock represented by certificates shall be in such form as shall be approved by the board of directors. Stock certificates shall be numbered in the order of their issue and shall be signed by or in the name of the corporation by (i) the chairperson or vice chairperson, if any, of the board of directors, the president or a vice president and (ii) the treasurer, an assistant treasurer, the secretary or an assistant secretary. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Each certificate that is subject to any restriction on transfer shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction. Each certificate shall have on its face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

4.2               Registration; Registered Owners. The name of each person owning a share of the corporation’s capital stock shall be entered on the books of the corporation together with the number of shares owned, the date or dates of issue and the number or numbers of the certificate or certificates, if any, covering such shares. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation. Except as required by law or statute or these bylaws, no person shall be recognized by the corporation as holding any share upon any trust and the corporation shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or (except only as by law or statute or these bylaws provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered owner.

4.3               Stockholder Addresses. It shall be the duty of each stockholder to notify the corporation of its address.

4.4               Transfer of Shares. Registration of transfer of shares of the corporation’s stock shall be made only on the books of the corporation at the request of the registered holder or of the registered holder’s duly authorized attorney (as evidenced by a duly executed power of attorney provided to the corporation) and upon surrender of the certificate or certificates representing those shares, if in certificated form, properly endorsed or accompanied by a duly executed stock power. The board of directors may make further rules and regulations concerning the transfer and registration of shares of stock and the certificates representing them and may appoint a transfer agent or registrar or both and may require all stock certificates to bear the signature of either or both.

4.5               Lost, Stolen, Destroyed or Mutilated Certificates. The corporation may issue a new stock certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated. The board of directors may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the corporation such bond or such surety or sureties as the board of directors, in its sole discretion, deems sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate and, in the case of a certificate alleged to have been mutilated, to surrender the mutilated certificate.

4.6               Personal Representative Recognized on Death. In the case of the death of a stockholder, the survivor or survivors where the deceased was a joint registered holder, and the legal personal representative of the deceased where he was the sole holder, shall be the only persons recognized by the corporation as having any title to his interest in the shares. Before recognizing any legal personal representative the board of directors may require him to deliver to the corporation the original or a court-certified copy of a grant of probate or such other evidence and documents as the board of directors consider appropriate in order to establish the right of the personal representative to such title to the interest in the shares of the deceased stockholder.

4.7               Death or Bankruptcy. Upon the death or bankruptcy of a stockholder, his personal representative or trustee in bankruptcy, although not a stockholder, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt stockholder if the documents required by the NRS shall have been deposited with the corporation. This Section does not apply on the death of a stockholder with respect to shares registered in his name and the name of another person in joint tenancy.

4.8               Persons in Representative Capacity. Any person becoming entitled to a share in consequence of the death or bankruptcy of a stockholder shall, upon such documents and evidence being produced to the corporation as the NRS requires or who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a statute, have the right either to be registered as a stockholder in his representative capacity in respect of such share, or, if he is a personal representative, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the board of directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.

Article 5. General Provisions

5.1               Waiver of Notice. Any stockholder or director may execute a written waiver or give a waiver by electronic transmission of notice of the meeting, either before or after such meeting. Any such waiver shall be filed with the records of the corporation. If any stockholder or director shall be present at any meeting it shall constitute a waiver of notice of the meeting, except when that stockholder or director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice of meeting need not specify the purposes of the meeting.

5.2               Electronic Transmissions. For purposes of these bylaws, “electronic transmission” shall mean a form of communication not directly involving the physical transmission of paper that satisfies the requirements with respect to such communications contained in the NRS.

5.3               Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

5.4               Voting Stock of Other Organizations. Except as the board of directors may otherwise designate, each of the chief executive officer and the treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the corporation (with power of substitution) at any meeting of the stockholders, members or other owners of any other corporation or organization the securities or ownership interests of which are owned by the corporation.

5.5	Corporate Seal. The Corporation shall have no seal.

5.6               Amendment of Bylaws. These bylaws, including any bylaws adopted or amended by the stockholders, may be amended or repealed by the board of directors.

Article 6. Indemnification

6.1               Indemnification. The corporation shall, to the fullest extent permitted by law, indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Action”), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, plan administrator or plan fiduciary of another corporation, partnership, limited liability company, trust, employee benefit plan or other enterprise (an “Indemnified Person”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition that the Indemnified Person actually and reasonably incurs in connection with the Action and shall reimburse each such person for all legal fees and expenses reasonably incurred by such person in seeking to enforce its rights to indemnification under this Article (by means of legal action or otherwise).

6.2               Advancement of Expenses. Upon written request from an Indemnified Person, the corporation shall pay the expenses (including attorneys’ fees) incurred by such Indemnified Person in connection with any Action in advance of the final disposition of such Action. The corporation’s obligation to pay expenses pursuant to this Section shall be contingent upon the Indemnified Person providing the undertaking required by the NRS.

6.3               Non-Exclusivity. The rights of indemnification and advancement of expenses contained in this Article shall not be exclusive of any other rights to indemnification or similar protection to which any Indemnified Person may be entitled under any agreement, vote of stockholders or disinterested directors, insurance policy or otherwise.

6.4               Heirs and Beneficiaries. The rights created by this Article shall inure to the benefit of each Indemnified Person and each heir, executor and administrator of such Indemnified Person.

6.5               Effect of Amendment. Neither the amendment, modification or repeal of this Article nor the adoption of any provision in these bylaws inconsistent with this Article shall adversely affect any right or protection of an Indemnified Person with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.